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               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 1995 appearing on page 50 of The Chase Manhattan Corporation 1994 Annual Report to Stockholders which is incorporated by reference in The Chase Manhattan Corporation Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

New York, New York
November 13, 1995














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